FIRST LOAN MODIFICATION AGREEMENT
This First Loan Modification Agreement (the “Agreement”) is entered into as of May 4, 2018 (the “Signing Date”), but is effective retroactively to March 31, 2018 (the “First Loan Modification Effective Date”) by and between ZB, N.A., dba Zions First National Bank (“Lender”); LifeVantage Corporation, a Delaware corporation (“LifeVantage”), and Lifeline Nutraceuticals Corporation, a Colorado corporation (together with LifeVantage, the “Borrower”).

A.    Lender and Borrower entered into a Loan Agreement dated March 30, 2016, (the “Loan Agreement”), pursuant to which Lender agreed to make a loan to Borrower (the “Loan”), evidenced by a Facility 1 Promissory Note (RLOC) and a Facility 2 Promissory Note (Term Loan) (together the “Promissory Notes”). The Promissory Notes are secured by the Collateral described in that certain Security Agreement dated as of March 30, 2016 (the “Security Agreement”). The Loan Agreement, Promissory Notes, Security Agreement and all other documents defined as Loan Documents in the Loan Agreement are hereinafter collectively referred to as the “Loan Documents.”

B.    Lender and Borrower now desire to modify the Loan Documents on the terms set forth below.

In exchange for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrower and Lender agree as follows:

1.	Amendment to Loan Agreement. The Loan Agreement shall be amended as follows:

1.1 Section 1.23 shall be deleted in its entirety and replaced with the following:

1.23 “Fixed Charge Coverage Ratio” shall be determined for Borrower and its Subsidiaries on a consolidated basis and without duplication and shall mean, with respect to any twelve-month period, the ratio of (i) EBITDA for such period, minus stock re-purchases, minus income tax expense, minus unfinanced Capital Expenditures, minus dividends or distributions paid in cash by the Borrower to its equity interest holders respectively, over (ii) current portion of long term debt and interest expense.
1.2 Section 1.35 shall be deleted in its entirety and replaced with the following:

1.35 “Maturity Date” means March 31, 2021.
1.3 Section 2.4(a)(ii) shall be deleted in its entirety and replaced with the following:

2.4(a)(ii) Interest Rate on Facility 2 Loan. With respect to the Facility 2 Loan, interest shall accrue at a fixed rate of 5.68%.
1.4 Section 6.3(a) shall be deleted in its entirety and replaced with the following:

6.3(a) Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.25: l, to be measured quarterly on the last day of each Fiscal Quarter on a trailing twelve months basis.
1.5 Section 6.3(b) shall be deleted in its entirety and replaced with the following:

6.3(b) Minimum Working Capital. Borrower shall maintain a minimum working capital each Fiscal Quarter of not less than Eight Million Dollars ($8,000,000), measured quarterly on the last day of each Fiscal Quarter. For purposes of this Section, working capital shall be defined as current assets minus current liabilities, in each case calculated on a consolidated basis for the Borrower and its Subsidiaries.
1.6 Section 6.3(c) shall be deleted in its entirety and replaced with the following:

6.3(c) Maximum Total Liabilities to Tangible Net Worth Ratio. Borrower shall maintain a ratio of total liabilities to tangible net worth of not greater than 3.0:1, to be measured quarterly on the last day of each Fiscal Quarter. For purposes of this Section, total liabilities shall be defined as the consolidated total liabilities of Borrower and its Subsidiaries, including all short-term liabilities, long-term liabilities, and any off balance-sheet liabilities of Borrower and its Subsidiaries. For purposes of this Section, tangible net worth shall be defined, as of any date of determination, the sum of the amounts set forth on the consolidated balance sheet of the Borrower and its Subsidiaries as the sum of the common stock, preferred stock, additional paid in capital and retained earnings of the Borrower and its Subsidiaries (excluding treasury stock), less the book value of all intangible assets of the Borrower and its Subsidiaries.
1.7 Section 6.3(d) is hereby deleted in its entirety.

2.
Amendments to Promissory Notes. Each Promissory Note is hereby amended by deleting each reference to the date “March 30, 2019” as it appears therein and by substituting in lieu thereof the date “March 31, 2021”.

3.
Consent to Re-domestication. Lender hereby consents to the re-domestication of LifeVantage from Colorado to Delaware. Borrower hereby reaffirms its obligations under the Loan Documents, as amended hereby, including without limitation the Security Agreement, and reaffirms its grant of authority to Lender to perfect its liens in the jurisdiction of formation of Borrower.

3.1 Organization and Qualification of LifeVantage. LifeVantage represents and warrants to Lender that (a) it is a corporation duly organized and existing in good standing under the laws of the State of Delaware, (b) it is qualified and in good standing to do business in the State of Delaware, (c) it is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification, except where the failure to be so qualified could not reasonably be expected to have Material Adverse Effect (d) it has the full power and authority to own its properties and to conduct the business in which it engages and to enter into and perform its obligations under the Loan Documents, and (e) it has delivered to Lender or its counsel accurate and complete copies of Borrower's Organizational Documents which are operative and in effect as of the Signing Date.

4.
Participation in Foreign Exchange Transactions. Notwithstanding anything in the Loan Documents to the contrary, Borrower is authorized to participate in certain foreign exchange transactions from time to time with Lender or its affiliates, subject in each case to the terms of any agreements between Lender related thereto, as well as any conditions or limitations governing maximum credit exposure under the Facility 1 Loan (which limitations or conditions shall not exceed a reserve in the amount of $500,000) established by Lender in its sole discretion and upon notice thereof to Borrower.

5.	Amendment to Loan Documents. To the extent not otherwise provided in this Agreement, the Loan Documents are hereby amended to be consistent with all of the terms and conditions of this Agreement

6.	Conditions to Loan Modification. This Agreement shall become effective from and after the satisfaction of each of the following conditions to Lender’s satisfaction:

6.1 Borrower shall have paid to Lender a loan modification fee in the amount of $60,000; and

6.2 Borrower shall have executed and delivered such documents as Lender shall reasonably request.

7.
No Offsets, Defenses and Releases. The undersigned hereby (i) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any Indebtedness or other obligations owing by the undersigned, or by the undersigned's affiliates or principals, to Lender or Lender's affiliates (the "Obligations"), nor any claims against Lender or Lender's affiliates for any matter whatsoever, related to the Obligations, and (ii) releases Lender and Lender's affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related to the Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender's affiliates. As used in this paragraph, the word "undersigned" does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

8.
Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Loan Documents, the provisions of this Agreement shall control. Except as expressly amended or modified by this Agreement, the Loan Documents remain in full force and effect.

9.
Further Assurances and Documentation. Borrower hereby agrees to execute such further and additional documents and instruments as Lender may reasonably require that give full effect to this Agreement and comply with all other conditions Lender imposes.

10.
Final Expression, Modification, Assignment. This Agreement is the final expression of the understanding of the parties concerning the subject matter of this Agreement and may not be altered or amended except with the written consent of the parties and may not be contradicted by evidence of any alleged prior or contemporaneous oral agreement. Borrower shall not assign any of their rights or delegate any of its obligations under this Agreement or under the Loan Documents without Lender's written consent.

11.	Enforcement. The failure of Lender to promptly enforce any right hereunder shall not operate as a waiver of such right or any other right. Any waiver by Lender must be in writing.

12.
Survival. All agreements, representations, warranties, and covenants made herein by Borrower shall survive the execution and delivery of this Agreement and shall continue in effect so long as the Promissory Note or any portion thereof is outstanding and unpaid, notwithstanding any termination or substitution of this Agreement.

13.
Successors and Assigns. All agreements, representations, warranties, and covenants in this Agreement shall bind each party making the same and their successors, assigns, heirs, and beneficiaries, and shall inure to the benefit of and be enforceable by each party for whom made and their respective successors and assigns.

14.
Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only and shall not invalidate or render unenforceable any other provision of this Agreement.

15.	Costs and Expenses. Lender shall be entitled to its costs and expenses, including reasonable attorney's fees, incurred in taking any action to enforce any term or condition of this Agreement.

16.
Governing Law and Venue. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Utah without regard to its conflicts of law provisions.

17.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart. Copies of this Agreement, and fax signatures thereon, shall have the same force, effect and legal status as an original.

18.
Document Imaging. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of the Loan Documents, including, without limitation, this document and the Loan Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this document or any Related Document shall be deemed to be of the same force and effect as the original manually executed document.

19.
Legal Capacity and Authority. The parties warrant to each other that they have the legal capacity to enter into this Agreement and perform the obligations it creates; and the individuals signing below have the requisite legal authority to execute this Agreement on their behalf.

[Signature Page Follows]

Dated as of the Signing Date.

LENDER: ZB, N.A., dba Zions First National Bank

By:	/s/ Scott Bramhall
Scott Bramhall, Senior Vice President

BORROWER: LifeVantage Corporation, a Delaware corporation

By:	/s/ Steven R. Fife
Steven R. Fife, Chief Financial Officer

Lifeline Nutraceuticals Corporation, a Colorado corporation

By:	/s/ Darren Jensen
Darren Jensen, Director